English Translation of
Leasehold Agreement
March 1st , 2007

Party A: Chongqing Xinshengxiang Industrial Development Co., Ltd.

(hereinafter called “Party A”)

Party B: Chongqing Qiluo Textile Co. Ltd. (hereinafter called “Party B”)

Through negotiation, Party A agree to loan to Party B its workshop, land and equipment located in No.88, Julong Road, Private Economic Development Zone, Lidu, Fulin, Chongqing for Party B’s operation. Both parties achieve the agreement as follows:

1.
From March 1st , 2007 to March 1st 2026, Party A should loan to Party B its workshop, land and equipment with rentals of ¥ 17100 per month, Party B should take charge of payment of water, electricity and gas as well as cleaning fee. The are is approx. 122,000.00 Square foot.

2.	Party B bears responsibility of guaranteeing building in good condition and should compensate ad val. for the defective.

3.	Party B should notice Party A 30 days in advance if deciding to terminating this agreement due to certain reasons.

4.	The Agreement is made in two counterparts to be held respectively by each of the parties.

Party A	Party B